====================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                                AUGUST 25, 1997



                        AAMES CAPITAL CORPORATION
                =========================================
            (Exact name of Registrant as specified in its charter)

         CALIFORNIA           333-10185 AND 333-21219       95-4438859
========================      =======================   ==================
(State or other jurisdiction        (Commission           (I.R.S. employer
   of incorporation)                file numbers)       identification no.)


350 SOUTH GRAND AVENUE
LOS ANGELES, CALIFORNIA                                       90071
=========================                              ===============
(Address of principal executive offices)                   (ZIP Code)


                              (213) 640-5000
               =================================================
              Registrant's telephone number, including area code

                                      NA
            ========================================================
          (Former name or former address, if changed since last report)

        ===============================================================

Item 5.        OTHER EVENTS

     On August 25, 1997, Aames Financial Corporation ("AFC"), the parent of Aames Capital Corporation, issued a press release, which contains information meeting the requirements of this Item 5. The press release announced AFC's financial results for the quarter and fiscal year ended June 30, 1997 and certain other corporate developments. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

<PAGE 2>

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         AAMES CAPITAL CORPORATION

                           By:/S/ MARK E. ELBAUM
                           ===========================
                              Mark E. Elbaum
                              Senior Vice President - Finance and
                              Chief Accounting Officer



Dated:  September 17, 1997
<PAGE 3>

                               INDEX TO EXHIBITS


EXHIBIT NO.              DESCRIPTION OF EXHIBIT
===========              ======================

     99                  Press release issued August 25, 1997

<PAGE 4>

                                  EXHIBIT 99

<PAGE 5>


                              Contact:  Greg Witherspoon
                                        Chief Financial Officer
                                        Aames Financial Corporation
                                        (213) 210-5243
                                                or
                                        Jeffrey Lloyd
                                        (310) 788-2850

FOR IMMEDIATE RELEASE
=====================


                      AAMES FINANCIAL CORPORATION REPORTS
                       RECORD QUARTERLY LOAN PRODUCTION;
                       TAKES ACTIONS TO REDUCE EXPENSES
                    AND ENHANCE PROFITABILITY AND CASH FLOW

                      RETAINS FINANCIAL ADVISOR AND IS IN
                 DISCUSSIONS ON POSSIBLE BUSINESS COMBINATION

                           REPORTS YEAR-END RESULTS

     LOS ANGELES, CALIF.  AUGUST 25, 1997 _ AAMES FINANCIAL CORPORATION (NYSE:
AAM) announced today record fourth quarter loan production and that it has taken steps to enhance profitability and to ensure its leadership position in the subprime home equity lending industry. While the Company is in discussions concerning a possible business combination, it also believes that the profit enhancing steps taken in the fourth quarter create a strong foundation upon which to remain independent and continue to grow its production channels and servicing platform. "As a result of our assessment of industry trends, we believe that there will be major changes in the subprime home equity lending industry. Recognizing this, in June we retained Donaldson, Lufkin & Jenrette Securities Corporation to work with us in developing a means to maximize opportunities for our Company and shareholders, whether by remaining independent and continuing to grow internally and through acquisition, or selling the Company or entering into a business combination transaction. Over the past several months, we have explored these various options and have met and spoken with a number of institutions, with one objective in mind, and that was to maximize shareholder value," said Cary H. Thompson, Aames' chief executive officer.

     Concurrently, the Company today announced a series of actions to reduce expenses and enhance profitability and cash flow. In the fourth quarter, Aames incurred severance costs primarily related to the efficiencies achieved in connection with its acquisition of One Stop Mortgage, Inc. In addition, Aames securitized only $500 million of its record $644 million of loan production in the fourth quarter, increasing the amount of loans carried over to the first quarter of fiscal 1998 to $243 million. This represents an increase in Aames' loan carryover of approximately $136 million, or 127 percent over the third quarter's carryover amount.

     Aames President, Neil B. Kornswiet stated, "While these moves had a negative impact on our profitability in the fourth quarter, they provide Aames with additional cash flows, efficiencies and flexibility in the future."

<PAGE 6>

     Kornswiet continued, "We are especially pleased with the strong loan production during the fourth fiscal quarter in light of our decision in May to de-emphasize our bulk correspondent production. The decision to refocus our attention on our core retail and One Stop mortgage production paid off handsomely as these units had record originations."

     The Company also reported net income of $17.1 million, or $0.60 per share (fully diluted), for the fiscal year ended June 30, 1997, as compared with net income of $29.8 million, or $1.14 per share (fully diluted), for fiscal 1996. The results for fiscal 1997 include a pre-tax $28.0 million ($16.2 million after tax) unrealized loss on the valuation of its interest-only strip and $32.0 million ($20.9 million after tax) of nonrecurring charges, of which $28.1 million ($18.6 million after tax) was related to the One Stop acquisition recorded in the first quarter. The unrealized loss on the valuation of the interest-only strip represents less than a 10 percent reduction in the carrying value of that asset. Without these items, the Company would have had net income of $54.2 million or $1.68 per share, for the year. Revenues for fiscal 1997 rose 82.0 percent to $273 million from $150 million a year ago. Net income per share for fiscal 1997 was based upon 26.7 percent more weighted shares outstanding reflecting the effect of a public offering of common stock in October 1996.

      Thompson added, "The $28.0 million unrealized loss on the valuation of the Company's interest-only strip resulted from our quarterly review of that asset and reflects management's current assessment of future pool performance in view of the acceleration of prepayment rates in some of the Company's earlier pools. We believe this adjustment accurately reflects economic reality and appropriately values our interest-only strips."

     Aames reported for the three months ended June 30, 1997, a net loss of $14.1 million, or $0.37 per share (fully diluted), compared to net income of $8.3 million, or $0.29 per share (fully diluted), for the three months ended June 30, 1996. The primary reason for the loss was the $28.0 million ($16.2 million after tax) valuation adjustment of the interest-only strip and, to a lesser extent, the increase in the carryover amount, the severance costs and a reduction in the gain on sale percentage recorded by the Company as a result of more conservative prepayment assumptions. The Company said that fourth quarter results were also affected by the impact of higher prices paid for bulk product prior to the implementation of the previously announced change in its bulk pricing methodology.

     Total loan originations and purchases in fiscal 1997 reached a record $2.3 billion, the majority of which were sold through five Aames-sponsored mortgage loan securitizations aggregating $2.3 billion in the year, nearly triple the volume of a year ago. The previously announced change in bulk pricing methodology did not have a materially adverse impact on fourth quarter loan production, which increased to a record $644 million, or 7.9 percent, over the third quarter's production. The Company recognized an 88.7 percent increase in its gain on sale of loans net of the unrealized loss on the valuation of the interest-only strip.

     Aames' loan servicing portfolio surpassed the three billion-dollar mark at fiscal year end 1997, reaching $3.2 billion, which is more than double that of year end 1996. Thompson added, "We are beginning to realize efficiencies and increased income as the percentage of our servicing portfolio serviced in-house continues to grow."

<PAGE 7>

     From time to time the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: negative cash flows and capital needs, delinquencies, risks of contracted servicing, dependence on funding sources, capitalized excess servicing receivables, prepayment and credit risk, recent addition of wholesale correspondent program, recent acquisition of One Stop, concentration of wholesale correspondent program, competition, concentration of operations, timing of loan sales, economic conditions, contingent risks and government regulation. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations _ Risk Factors" in the Company's form 10-K for the fiscal year ended June 30, 1996, and form 10-Q for the quarter ended March 31, 1997.

     Aames Financial Corporation is a leading home equity lender and currently operates 58 Aames Home Loan offices in 25 states throughout the United States. Its wholly-owned subsidiary, One Stop Mortgage, Inc. operates in 35 states out of 41 offices.


                                     # # #

                           [Financial Tables Follow]


<PAGE 8>


                           AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENTS OF INCOME


                                           Three Months Ended                   Twelve Months Ended
                                                June 30                             June 30
                                           1996              1997              1996               1997

Revenue:
  Gain on sale of loans                 $34,771,000      $32,525,000        $95,299,000        $198,736,000
  Net unrealized loss on valuation
    of interest-only strip                        -      (24,053,000)                 -         (18,950,000)
  Commissions                             5,895,000        6,077,000         21,564,000          29,250,000
  Loan service                            5,014,000        6,973,000         18,186,000          25,804,000
  Fees and other                          5,981,000       11,250,000         15,215,000          37,679,000
                                        -----------      -----------        -----------         -----------
    Total revenue                        51,661,000       32,772,000        150,264,000         272,519,000
                                        -----------      -----------        -----------         -----------

Expenses:
  Compensation and related expenses      13,504,000        19,738,000        40,758,000          81,021,000
  Sales and advertising costs             6,247,000         6,430,000        19,036,000          27,229.000
  General and administrative expenses     6,845,000         8,917,000        17,377,000          31,716,000
  Interest expense                        6,072,000         9,553,000        12,370,000          33,105,000
  Provision for loan losses               3,465,000         8,500,000         8,424,000          33,941,000
  Nonrecurring charges                                      3,892,000                 -          32,000,000
                                        -----------      ------------       ----------          -----------
    Total expenses                       36,133,000        57,030,000        97,965,000         239,012,000
                                        -----------      ------------       ----------          -----------
Income before income taxes               15,528,000       (24,258,000)       52,299,000          33,507,000
Provision for income taxes                7,249,000       (10,143,000)       22,508,000          16,398,000
                                        -----------      ------------       ----------          -----------
Net income                               $8,279,000      ($14,115,000)      $29,791,000         $17,109,000
                                        ===========      ============       ==========          ===========

Net income per share
      Primary                                 $0.32           $ (0.48)            $1.18               $0.60
                                        ===========       ===========       ==========          ===========
      Fully diluted                           $0.29           $ (0.37)            $1.14               $0.60
                                        ===========       ===========       ==========          ===========
      Dividends                               $0.03             $0.03             $0.13               $0.13
                                        ===========       ===========       ==========          ===========

Weighted average number
of shares outstanding
      Primary                            25,543,000         29,167,000       28,371,000          25,194,000
                                        ===========       ============       ==========          ==========
      Fully Diluted                      31,704,000         35,273,000       34,516,000          27,248,000
                                        ===========       ============       ==========          ==========



                                                              AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                                                                       CONSOLIDATED BALANCE SHEETS


                                                             June 30          June 30            September 30          June 30
                                                               1995             1996                  1996                1997
                                                           ------------    -------------          ------------      -------------


ASSETS
Cash and cash equivalents                                  $20,359,000       $23,941,000          $102,065,000        $26,902,000
Loans held for sale, at lower of cost or market             24,132,000       186,189,000           143,259,000        242,987,000
Accounts receivable, less allowance for
  doubtful accounts of  $664,000, 473,000 and $406,000       6,090,000         9,685,000             8,197,000         59,180,000
Interest-only strip, at fair market value                   42,078,000       129,113,000           178,056,000        270,422,000
Mortgage servicing rights                                            0        10,902,000            13,560,000         21,641,000
Residual assets                                             14,882,000        44,676,000            54,683,000        112,827,000
Equipment and improvements, net                              2,063,000         6,674,000             7,887,000         12,685,000
Prepaid and other                                            5,019,000        10,295,000             9,406,000         14,949,000
                                                          ------------     -------------          ------------      -------------
  Total assets                                            $114,623,000      $421,475,000          $517,113,000       $761,593,000
                                                          ============     =============          ============      =============


LIABILITIES AND STOCKHOLDERS' EQUITY

Borrowings                                                 $23,144,000      $138,045,000          $175,034,000       $286,990,000
Revolving warehouse facility                                   315,000       112,363,000           170,292,000        137,500,000
Accounts payable and accrued expenses                        5,826,000        11,380,000            16,216,000         23,219,000
Accrued compensation and related expenses                    1,703,000         4,427,000             7,456,000          6,078,000
Income taxes payable                                         3,588,000        21,831,000            19,892,000         39,452,000
                                                          ------------     -------------          ------------      -------------
  Total liabilities                                         34,576,000       288,046,000           388,890,000        493,239,000
                                                          ------------     -------------          ------------      -------------

Stockholders' equity:

  Preferred Stock, par value $.001 per
   share, 1,000,000 shares authorized;
   none outstanding
Common Stock, par value $.001 per share
  50,000,000 shares authorized;
  27,758,800, 23,845,300 and 19,831,400
   shares outstanding                                           21,000            24,000                16,000             28,000
Additional paid-in capital                                  61,857,000        88,134,000            88,236,000        209,358,000
Retained earnings                                           18,169,000        45,271,000            39,971,000         58,968,000
                                                          ------------     -------------          ------------      -------------
Total stockholders' equity                                  80,047,000       133,429,000           128,223,000        268,354,000
                                                          ------------     -------------          ------------      -------------
Total liabilities and stockholders' equity                $114,623,000      $421,475,000          $517,113,000       $761,593,000
                                                          ============     =============          ============      =============



AAMES FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS

                                     QTR ENDED      QTR ENDED      YR TO DATE       YR TO DATE
                                      Jun-96         Jun-97          Jun-96           Jun-97

ORIGINATION VOLUME:
    WHOLESALE CORRESPONDENT        237,268,000    288,779,000      628,177,000    1,169,968,000
    BROKER NETWORK                 118,828,000    233,037,000      319,888,000      741,067,000
    RETAIL                          72,194,000    121,697,000      220,880,000      436,903,000
    TOTAL                          428,290,000    643,513,000    1,168,945,000    2,347,938,000
                                   -----------    -----------    -------------    -------------

    RETAIL WTD AVG COMM RATE           6.65%          4.70%           7.74%            4.88%


SERVICING PORTFOLIO:                                             1,370,000,000    3,174,000,000


LOAN SALES:
    WHOLE LOANS SOLD                 46,167,000                     202,182,000        7,532,000
    SECURITIZATIONS                 303,700,000     500,000,00      791,300,000    2,262,700,000
    SERVICING SPREAD                    4.95%          3.91%           4.93%            4.16%


EXPENSES AS % OF REVENUE:
    COMPENSATION                          26%            60%              27%              30%
    SALES & ADVERTISING                   12%            20%              13%              10%
    GENERAL & ADMINISTRATIVE              13%            27%              12%              12%
    INTEREST                              12%            29%               8%              12%

COMPONENTS OF REVENUE:

GAIN ON SALE OF LOANS               $34,771,000    $32,525,000    $  95,299,000    $ 198,736,000
NET UNREALIZED LOSS ON VALUATION
    OF INTEREST ONLY STRIP                -        (24,053,000)          -           (18,950,000)
COMMISSIONS:
    RETAIL                            4,565,000      4,901,000        16,802,000      21,320,000
    BROKER NETWORK                      446,000        450,000         1,683,000       4,830,000
    OTHER                               884,000        726,000         3,079,000       3,093,000
LOAN SERVICE:
    SERVICING SPREAD                  3,285,000      3,820,000        12,667,000      16,265,000
    PREPAYMENT FEES                   1,091,000      1,917,000         3,229,000       5,815,000
    LATE CHGS & OTHER SERV FEES         638,000      1,236,000         2,290,000       3,720,000
FEES & OTHER:
    CLOSING                             781,000        573,000         2,512,000       2,723,000
    APPRAISAL                           376,000        448,000         1,167,000       1,854,000
    UNDERWRITING                        480,000        223,000         1,600,000       1,382,000
    INTEREST INCOME                   4,131,000     10,011,000         9,127,000      31,160,000
    OTHER                               213,000         (5,000)          808,000         560,000

    TOTAL REVENUE               $    51,661,000   $ 32,772,000     $ 150,264,000  $  272,519,000
